

<ARTICLE>                     5
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                                  6-mos
<FISCAL-YEAR-END>                              Dec-31-1996
<PERIOD-END>                                   Jun-30-1996
<CASH>                                         5,954 <F1>
<SECURITIES>                                   2,000
<RECEIVABLES>                                  4,737
<ALLOWANCES>                                   127
<INVENTORY>                                    0
<CURRENT-ASSETS>                               13,440
<PP&E>                                         2,670 <F2>
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 21,941
<CURRENT-LIABILITIES>                          4,920
<BONDS>                                        1,978 <F1>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    774
<COMMON>                                       67 <F1>
<OTHER-SE>                                     14,202
<TOTAL-LIABILITY-AND-EQUITY>                   21,941
<SALES>                                        8,998
<TOTAL-REVENUES>                               8,998
<CGS>                                          7,064
<TOTAL-COSTS>                                  7,064
<OTHER-EXPENSES>                               128
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             14
<INCOME-PRETAX>                                108
<INCOME-TAX>                                   97
<INCOME-CONTINUING>                            11
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   11
<EPS-PRIMARY>                                  (0.05)
<EPS-DILUTED>                                  0

<F1>
On June 7, 1996, the Company acquired four women's healthcare companies which will form the basis for the Company's new Women's Medical and Diagnostic Center; and on May 15, 1996, the Company entered into an asset and a long term management agreement with W. F. Howard, M.D., P.A. located near Dallas, Texas a provider of conventional infertility and assisted reproductive technology services. Refer to Note 6 - Acquisitions - to the Notes to Consolidated Financial Statements (unaudited) in the Company's June 30, 1996 Form 10-Q/A, Amendment No. 1.

<F2>
PP&E is net of accumulated depreciation.



